Exhibit 10.5

FIRST AMENDMENT
to the Strategic Alliance Agreement

This First Amendment to the Strategic Alliance Agreement (“the First Amendment”) is made and entered into as of the 30th day of June, 2006, by and between SRS Labs, Inc., a Delaware corporation (“SRS”) and Coming Home Studios, LLC, a California corporation (“CHS”).

RECITALS:

SRS and CHS have previously entered into a “Strategic Alliance Agreement” effective as of September 23, 2004 (the “Agreement”), and now desire to amend the Agreement to include the terms of this First Amendment.

NOW THEREFORE, SRS and CHS hereby agree to modify the Agreement as follows:

1.    The term of the Agreement shall be extended to July 9, 2011.

2.    The Agreement will now provide that SRS, on a non-exclusive basis, promote the sale, licensing or distribution of any of the DVDs in the CHS library, including without limitation the Concert DVDs, with SRS to be paid an 18% commission on any revenues generated in respect of such DVDs by SRS marketing efforts.

3.    The Agreement will now provide that SRS will retain a non-exclusive, no-fee license to use all or any part of the content of any of the Concert DVDs in SRS’ promotional marketing efforts for its technology or business.

4.    Except as provided in this First Amendment the Agreement is hereby reaffirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as the day and year first above written.

SRS Labs, Inc.	Coming Home Studios, LLC

Dated:	Dated:

By:	By:

Name:	Name:

Title:	Title:

Address:	2909 Daimler Street Santa Ana, CA 92705	Address:	6161 Santa Monica Boulevard Hollywood, CA 90038